UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37666	47-4668380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 1, 2018, Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”).

At the Annual Meeting, the stockholders of the Company (i) elected eight directors to serve for the coming year on the Company’s Board of Directors; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2018 fiscal year.

The following are the final voting results as to the three proposals submitted at the Annual Meeting.

Proposal One: Election of eight directors to serve for the coming year on the Company’s Board of Directors. The final vote tabulation for each of the individual directors was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Charles L. Atwood	44,349,047	1,025,405	18,917	5,946,676
Stephen C. Comer	43,879,487	1,494,449	19,433	5,946,676
Ron Huberman	44,241,067	1,133,087	19,215	5,946,676
James L. Martineau	45,354,239	19,817	19,313	5,946,676
Desirée Rogers	45,078,281	296,098	18,990	5,946,676
Carlos A. Ruisanchez	44,115,592	1,258,733	19,044	5,946,676
Anthony M. Sanfilippo	44,683,677	690,914	18,778	5,946,676
Jaynie M. Studenmund	44,915,105	459,286	18,978	5,946,676

Proposal Two: Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
39,161,892	6,097,566	133,911	5,946,676

Proposal Three: Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2018 fiscal year. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
49,873,857	1,462,709	3,479	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: May 1, 2018	By:	/s/ Elliot D. Hoops
Elliot D. Hoops,
Vice President and Legal Counsel